UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 6, 2020
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 A Street
Tacoma, WA 98402-2156
(Address of principal executive offices and zip code)
(253) 305-1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, No Par Value	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 6, 2020, Aaron Deer was appointed as the Executive Vice President and Chief Financial Officer of Columbia Banking System, Inc. (the “Company”) and its wholly-owned subsidiary, Columbia State Bank (“Columbia Bank”), effective on or before April 30, 2020. Eric Eid will continue to serve as interim Chief Financial Officer of the Company and Columbia Bank until Mr. Deer’s employment commences.

Mr. Deer, age 51, joins the Company from Piper Sandler, where he was a Managing Director and Senior Research Analyst. Previously, he was a Managing Director in the equity research department of Sandler O’Neill + Partners, where he covered West Coast financial institutions since 2007. He holds a Master of Business Administration and a Master of Arts degree from The George Washington University and a Bachelor of Business Administration degree from the University of North Dakota.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Columbia Bank entered into an offer letter with Mr. Deer dated April 3, 2020 (the “Offer Letter”), which provides for the following: (i) an initial annual base salary of $385,000; (ii) a target annual cash incentive opportunity under the Company’s Annual Incentive Compensation Plan of up to 50% of annual base salary (with any annual incentive earned for 2020 based on base salary actually paid to Mr. Deer in 2020); (iii) a one-time signing and relocation bonus in the gross sum of $75,000, a prorated portion of which will be subject to repayment if Mr. Deer’s employment is terminated for cause or due to his resignation within his first two years of employment with the Company; and (iv) a long-term equity incentive opportunity for 2020 of up to 65% of his annual base salary. Mr. Deer will also be entitled to additional benefits including the right to participate in the Company’s 401(k) plan, group medical, dental, accidental death and dismemberment and long-term disability plans and Employee Stock Purchase Plan. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of such document filed as Exhibit 10.1 hereto.

There are no arrangements or understandings between Mr. Deer and any person pursuant to which he was selected as the Company’s and Columbia Bank’s Executive Vice President and Chief Financial Officer.

There are no family relationships between Mr. Deer and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Deer is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On April 9, 2020, the Company issued a press release announcing Mr. Deer’s appointment as Executive Vice President and Chief Financial Officer of the Company and Columbia Bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Offer Letter, dated April 6, 2020 by and between Columbia State Bank and Aaron Deer.
99.1	Press release, dated April 9, 2020, announcing the appointment of Aaron Deer as Executive Vice President and Chief Financial Officer.
104	The cover page from the Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date:	April 10, 2020	/s/ KUMI Y. BARUFFI
Kumi Y. Baruffi
Executive Vice President, General Counsel